
53-16-2
53-15-2
53-14-2
25
30
29
28
27
26
23
19
20
21
22
Plains Diamond Mines
52-16-2
52-15-2
52-14-2
14
13
18
17
16
15
LOVE
Property Location
11
12
07
08
02
01
06
05
04
03
WHITE FOX
36
N
51-16-2
Shore Gold
Copyright (C) 2007 Saskatchewan Industry and Resources

Figure 6-1 Saskatchewan Geological Atlas Map Showing Claim Location